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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-214803

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 4, 2017

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 16, 2016)

5,000,000 Shares

Class A Common Stock

        We are offering 5,000,000 shares of our Class A common stock, par value $0.01 per share (our "Class A common stock"). We will receive all of the proceeds from this offering.

        We intend to use the proceeds from this offering to purchase from certain holders (i) outstanding Class A partnership units in Moelis & Company Group LP ("Group LP"), (ii) outstanding shares of Class A common stock, (iii) units of an entity that holds Class A common stock and (iv) options to purchase shares of Class A common stock. See "Use of Proceeds."

        Our Class A common stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "MC." On January 3, 2017, the NYSE official closing price of our Class A common stock was $34.00 per share.

        We are an "emerging growth company" under applicable Securities and Exchange Commission ("SEC") rules and are subject to reduced public company reporting requirements.

        Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page S-14 of this prospectus supplement and in our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the period ended June 30, 2016 and those contained in our other filings with the SEC that are incorporated by reference herein before you make your investment decision.

        The SEC and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to us(2)	$	$

(1)
See "Underwriting" for a description of the compensation payable to the underwriters.

(2)
See "Use of Proceeds" for a description of our intended use of the proceeds of our issuance and sale of Class A common stock.

        We have granted the underwriters an option to purchase up to an additional 750,000 shares of Class A common stock at the public offering price. See "Underwriting."

        The underwriters expect to deliver the shares of our Class A common stock on or about                        , 2017.

Goldman, Sachs & Co.	Morgan Stanley
Moelis & Company

Prospectus Supplement dated                        , 2017.

Prospectus Supplement

Prospectus

        We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and our capital stock, some of which is superseded by the information in this prospectus supplement. If the description of this offering or the securities offered hereby in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in or incorporated by reference into this prospectus supplement. Generally, when we refer to "this prospectus," we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading "Where You Can Find More Information." To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus or any document that has previously been filed with the SEC and is incorporated by reference into this prospectus supplement, you should rely on the information in this prospectus supplement.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the securities offered by this prospectus supplement.

        In this prospectus supplement, when we use the terms "Company," "we," "our," or "us," we mean Moelis & Company, a Delaware corporation, and its consolidated subsidiaries.

S-ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "intend," "predict," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, among other things, the risks described in this prospectus supplement and any documents incorporated by reference, including the "Risk Factors" sections of this prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as a prediction of future events. We are under no duty to and we do not undertake any obligation to update or review any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations whether as a result of new information, future developments or otherwise.

S-iii

SUMMARY

        This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment decision, especially the risks discussed under "Risk Factors" and our financial statements and the related notes which are incorporated by reference herein, before you decide to invest in the Class A common stock. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and "Special Note Regarding Forward-Looking Statements."

 Moelis & Company

        Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. With 17 offices located in North and South America, Europe, the Middle East, Asia and Australia, we advise clients around the world on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions and other corporate finance matters.

        Moelis & Company was incorporated in Delaware on January 9, 2014. We completed our initial public offering on April 22, 2014. Our principal executive offices are located at 399 Park Avenue, 5th Floor, New York, NY 10022, and our phone number is (212) 883-3800.

Organizational Structure

        Moelis & Company is a holding company and its only assets are its partnership interests in Group LP, Moelis & Company Group GP LLC, and its interests in its subsidiaries. Moelis & Company operates and controls all of the business and affairs of Group LP and its operating entity subsidiaries indirectly through its equity interest in Moelis & Company Group GP LLC.

        The simplified diagram below depicts our organizational structure following this offering and the application of the proceeds from our issuance and sale of shares of Class A common stock as described under "Use of Proceeds."

Certain Managing Director and Other Employees[1]
Public Stockholders
Certain Former Group LP and Old Holdings Unitholders[4]
Certain Pre-IPO Group LP Unitholders
Moelis & Company Partner Holdings LP[2]
Class A Common Stock 8% Voting Interest
Class A Common Stock 1% Voting Interest
Exchangeable Class A Partnership Units Non-Voting 5% Economic Interest
Class B Common Stock 91% Voting Interest
Moelis & Company
Exchangeable Class A Partnership Units Non-Voting 49% Economic Interest
Class A Partnership Units Non-Voting 46% Economic Interest[3]
100% Equity Interest
Moelis & Company Group GP LLC
Sole General Partner
Moelis & Company Group LP
Operating Entities

1. Includes certain current and former Managing Directors and employees of the Company.
2. Mr. Moelis controls the managing member of Moelis & Company Partner Holdings LP ("Partner Holdings").
3. A portion of these Class A partnership units are held indirectly through subsidiaries. Moelis & Company also holds Class B partnerships units in Group LP.
4. Includes certain non-U.S. based Managing Directors and employees, who hold Class A common stock. Class A common stock may be held directly or indirectly.

Note: All entities on the chart above are incorporated or formed in Delaware.

 Recent Developments

Preliminary Financial Results

        The following information reflects our preliminary expectations of our financial results for the fourth quarter and fiscal year ended December 31, 2016, based on currently available information.

        For the fourth quarter ended December 31, 2016, we estimate that our revenues will be in the range of approximately $196 million and $200 million, compared to $174.8 million for the fourth quarter ended December 31, 2015, and for the fiscal year ended December 31, 2016, we estimate that our revenues will be in the range of approximately $605 million to $609 million, compared to $551.9 million for the fiscal year ended December 31, 2015. Our revenues for the fiscal year ended December 31, 2016 were driven primarily by strong M&A-related activity, particularly in the U.S., which was partially offset by a decline in revenues in Europe. For the fourth quarter and fiscal year ended December 31, 2016, we estimate that our income before income taxes as a percentage of revenues will be at or above prior year periods, despite the estimated increase in our compensation ratio for the fiscal year ended December 31, 2016, compared to the prior year period, due to the additional tranche of incentive equity issued in early 2016 and the impact of accelerating the vesting schedule for that tranche.

        The preliminary financial information included in this prospectus supplement reflects management's estimates based solely upon information available to us as of the date of this prospectus supplement and is the responsibility of management. The preliminary financial results presented above are not a comprehensive statement of our financial results for the fourth quarter and fiscal year ended December 31, 2016, and we have not presented a range of our expected net income. When our actual financial results for such periods are finalized, they will include any adjustments necessary, in the opinion of management, for a fair presentation of such information and will also include the other financial metrics necessary for a comprehensive review of our financial results for such periods. The preliminary financial results presented above have not been audited, reviewed, or compiled by our independent registered public accounting firm, Deloitte & Touche LLP. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information. The preliminary financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the fourth quarter ended December 31, 2016 will not be available until after this offering is completed and may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. Additionally, our revenues can fluctuate materially depending on the number and size of completed transactions on which we advised and other factors. Accordingly, the revenues in any particular period may not be indicative of future results.

Business Environment & Outlook

        In the U.S., which has particularly contributed to our full year growth, we are witnessing many companies pursue M&A in order to grow revenues and/or drive greater efficiencies by reducing costs. Based on historical experience, we believe the current economic backdrop (high corporate cash balances, relatively low interest rates and availability of credit), provides a solid foundation for M&A. Additionally, if regulatory and tax reforms are implemented under the new administration, we would expect to see a positive benefit to the M&A environment. In addition, the dislocation in energy and other commodity related sectors as well as in the emerging markets continues to provide opportunity for recapitalization and restructuring and capital markets related activity.

        As our team of investment professionals expands and continues to gain traction, we expect our global collaboration will deepen and continue to resonate with clients. Our current conversations with clients remain robust, and we continue to experience a growing global demand for independent advice as clients evaluate a wide range of strategic alternatives.

Quarterly Dividend Update

        On January 4, 2017, we declared a quarterly dividend of thirty-seven cents ($0.37) per share on our Class A common stock, an increase of five cents ($0.05) per share on our regular quarterly dividend, payable on March 17, 2017 to holders of record of such Class A common stock outstanding at the close of business on March 3, 2017.

Australian Joint Venture

        We have been advised by the management of our Australian joint venture (the "Australian JV"), in which we own a 50% economic interest, that the Australian JV intends to conduct an initial public offering in Australia during the 2017 fiscal year, subject to mutual agreement. There can be no assurance as to whether such initial public offering will occur or as to the timing, size or other terms of any such offering. We have no current intention to dispose of our investment in the Australian JV and our ability to realize a return on our investment following any such initial public offering would be subject to trading prices, contractual and legal restrictions on transfer and other factors outside of our control.

Emerging Growth Company Status

        We are an emerging growth company and, for as long as we continue to be an emerging growth company, we may choose to take advantage of the exemptions from various reporting requirements applicable to other public companies but not to "emerging growth companies," including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of our initial public offering, (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

        The market value of our common stock held by non-affiliates as of June 30, 2016, was approximately $418 million and, as a result of this offering and other factors, may exceed $700 million on June 30, 2017. When the emerging growth company exemptions cease to apply to us, compliance with additional public company requirements may significantly increase our legal and financial costs and place additional significant demands on our management.

 THE OFFERING

        The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. As used in this section, the terms "us," "we" and "our" refer to Moelis & Company and not to any of its subsidiaries.

Issuer	Moelis & Company, a Delaware corporation.
Class A common stock offered	5,000,000 shares.
Underwriters' option to purchase additional shares	We have granted the underwriters a 30-day option to purchase up to 750,000 additional shares of our common stock.
Class A common stock outstanding as of the date of this prospectus supplement	20,561,384 shares.

This number excludes 33,715,525 shares of Class A common stock issuable in exchange for Group LP Class A partnership units and upon conversion of shares of our Class B common stock. If all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted, we would have 54,276,909 shares of Class A common stock outstanding as of the date of this prospectus supplement.

Class A common stock to be outstanding immediately following this offering and the application of the proceeds from our issuance and sale of shares of Class A common stock as described under "Use of Proceeds"

25,214,549 shares (25,918,260 shares if the underwriters exercise their option to purchase additional shares in full).

This number excludes 29,059,786 shares of Class A common stock issuable in exchange for Group LP Class A partnership units and upon conversion of shares of our Class B common stock following this offering. If all Group LP Class A partnership outstanding following this offering and application of the proceeds thereof were exchanged and all shares of Class B common stock were converted outstanding following this offering and the application of proceeds thereof, we would have 54,274,335 shares of Class A common stock outstanding immediately following this offering and the application of the proceeds from our issuance and sale of shares of Class A common stock as described under "Use of Proceeds."

Class B common stock outstanding as of the date of this prospectus supplement	31,138,193 shares (convertible into 17,225 shares of Class A common stock).

Class B common stock to be outstanding immediately following this offering and the application of the proceeds from our issuance and sale of shares of Class A common stock as described under "Use of Proceeds"

26,485,028 shares (convertible into 14,651 shares of Class A common stock).
NYSE symbol for our Class A common stock	MC.
Use of proceeds

We intend to use the gross proceeds from this offering to purchase from certain holders (i) outstanding Class A partnership units in Group LP, (ii) outstanding shares of Class A common stock, (iii) units of an entity that holds Class A common stock and (iv) options to purchase shares of Class A common stock. See "Use of Proceeds."

We are conducting this offering to facilitate organized liquidity in our Class A common stock and to increase the public float of our Class A common stock.
Voting rights	Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally.

Each share of our Class B common stock entitles Partner Holdings to (i) for so long as the Class B Condition (as defined below) is satisfied, ten votes per share, and (ii) after the Class B Condition ceases to be satisfied, one vote per share. Partner Holdings holds a number of shares of Class B common stock in Moelis & Company that is equal to the aggregate number of vested and unvested Class A partnership units in Group LP held by Partner Holdings. Based on Mr. Moelis's control of Partner Holdings, until the Class B Condition ceases to be satisfied, Mr. Moelis has all of the voting power of the Class B common stock. Upon completion of this offering and the application of the proceeds from our issuance and sale of shares of Class A common stock as described under "Use of Proceeds," Mr. Moelis will control approximately 91.89% of the voting interest in Moelis & Company (or approximately 91.45%, if the underwriters exercise their option to purchase additional shares in full).

The "Class B Condition" is defined as Mr. Moelis satisfying all of the following conditions: (i) he maintains directly or indirectly ownership of an aggregate of at least 4,458,445 shares of Class A common stock of Moelis & Company and Equivalent Class A Shares (as defined below), subject to customary adjustments, which represent approximately one-third of his ownership immediately following our initial public offering; (ii) he maintains directly or indirectly beneficial ownership (as defined below) of at least five percent (5%) of the Class A common stock of Moelis & Company (calculated, without duplication, on the basis that all issued and outstanding Group LP Class A partnership units not held by Moelis & Company or its subsidiaries had been exchanged for shares of Class A common stock of Moelis & Company); (iii) he has not been convicted of a criminal violation of a material U.S. federal or state securities law that constitutes a felony or a felony involving moral turpitude; (iv) he is not deceased; and (v) his employment agreement has not been terminated in accordance with its terms because of a breach of his covenant to devote his primary business time and effort to the business and affairs of the Company and its subsidiaries or because he suffered an "incapacity" (i.e., order of incompetence or of insanity or permanent physical incapacity).

"Equivalent Class A Shares" means, on any date, the number of shares of Class A common stock represented by any shares, units, interests, options, warrants, evidence of indebtedness, stock awards or other securities or awards which by their terms are directly or indirectly convertible into, exchangeable for, exercisable for or pursuant to which the holder is entitled to receive shares of Class A common stock, whether immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of shares of Class A common stock.

"Beneficial ownership" has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that a person will be deemed to have "beneficial ownership" of all securities that person has the right to acquire, whether the right is exercisable immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of such securities.

After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition (as defined below) is satisfied, Partner Holdings will have certain approval rights over the following transactions:

• the appointment or termination of the Chief Executive Officer;
• any amendments to Moelis & Company's amended and restated certificate of incorporation or bylaws that materially and adversely affect in a disproportionate manner the rights of Mr. Moelis; and
• any amendments to Group LP's limited partnership agreement that materially and adversely affect in a disproportionate manner the rights of Mr. Moelis.

After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, our board of directors will nominate individuals designated by Partner Holdings equal to one quarter of the board of directors.

For so long as either the Class B Condition or the Secondary Class B Condition is satisfied, Partner Holdings will retain the right to remove any director previously designated by it.

Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided in our amended and restated certificate of incorporation or as required by applicable law.

Exchange rights; Lock-up

Subject to the terms and conditions of the Group LP amended and restated limited partnership agreement and the lock-up restrictions described below, each Group LP Class A unitholder has the right to exchange Group LP Class A partnership units, either for shares of our Class A common stock on a one-for-one basis, or cash (based on the market price of the shares of Class A common stock), at Group LP's option. If Group LP chooses to exchange such units for our Class A common stock, Moelis & Company will deliver an equivalent number of shares of Class A common stock to Group LP for further delivery to the exchanging holder and receive a corresponding number of newly issued Group LP Class A partnership units. The exchanging holder's surrendered Group LP Class A partnership units will be cancelled by Group LP. As Group LP Class A unitholders exchange their Group LP Class A partnership units, Moelis & Company's percentage of economic ownership of Group LP will be correspondingly increased. Following each such exchange, Partner Holdings will be required to surrender to Moelis & Company a corresponding number of shares of Class B common stock, and each such share will be converted into approximately 0.00055 shares of Class A common stock, which will be delivered to Partner Holdings. Group LP will also convert an equivalent number of Class B partnership units held by Moelis & Company into Class A partnership units based on the same conversion rate. See "Description of Capital Stock" in the accompanying prospectus.

Group LP Class A partnership units and our Class A common stock held by our Managing Directors (including through Partner Holdings) are subject to lock-up agreements for four years from the date of our initial public offering. After this period, Group LP Class A partnership units held by a Managing Director will become exchangeable into Class A common stock or cash and our Class A common stock held by a Managing Director will become transferable, in each case in three equal installments on each of the fourth, fifth and sixth anniversary of our initial public offering. If a Managing Director terminates his or her employment with the Company prior to the end of the lock-up period, the Company will be entitled to extend the lock-up period until up to the tenth anniversary of our initial public offering. In connection with this offering, we are partially releasing this lock-up to allow certain of our Managing Directors to sell shares of Class A common stock or Group LP Class A partnership units to us for purchase from the gross proceeds of our issuance and sale of shares of Class A common stock in this offering. These Managing Directors will generally be entitled to sell approximately 15.03% of their interest (or approximately 17.33% if the underwriters exercise their option to purchase additional shares in full), which would otherwise be released on the fourth anniversary of our initial public offering.

Stockholders Agreement

Moelis & Company has entered into a stockholders agreement with Partner Holdings pursuant to which, for so long as the Class B Condition is satisfied, Partner Holdings has approval rights over significant corporate actions by Moelis & Company. Our board of directors will nominate individuals designated by Partner Holdings equal to a majority of the board of directors, for so long as the Class B Condition is satisfied.

After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition (as defined below) is satisfied, Partner Holdings will have certain approval rights (including, among others, over the appointment or termination of the Chief Executive Officer) and our board of directors will nominate individuals designated by Partner Holdings equal to one quarter of the board of directors.

The "Secondary Class B Condition" is defined as Mr. Moelis satisfying all of the following conditions: he maintains directly or indirectly ownership of an aggregate of at least 2,229,222 shares of Class A common stock of Moelis & Company and Equivalent Class A Shares, subject to customary adjustments, which represent approximately one-sixth of his ownership immediately following our initial public offering, and conditions (ii)-(v) required under the Class B Condition.

Registration rights	Moelis & Company has granted registration rights pursuant to which:

•

Moelis & Company is required to use its reasonable best efforts to file a shelf registration statement within three months of the expiration of the lock-up period relating to our Managing Directors described above, providing for the exchange of Group LP Class A partnership units held by such Managing Directors for an equivalent number of shares of Moelis & Company Class A common stock and the resale of shares of Moelis & Company Class A common stock by our Managing Directors at any time and from time to time, subject to applicable restrictions imposed by Moelis & Company;

•

certain Group LP Class A unitholders have the ability to cause Moelis & Company to register the shares of its Class A common stock they could acquire upon exchange of their Group LP Class A partnership units, subject to certain contractual restrictions; and

•

certain Group LP Class A unitholders have the ability to cause Moelis & Company to register the shares of its Class A common stock they could acquire upon exchange of their Group LP Class A partnership units, subject to certain contractual restrictions, in any public underwritten offerings by Moelis & Company after the expiration or earlier termination (if any) of the lock-up agreements referred to above, subject to customary pro rata cutbacks.

Lock-up in connection with this offering

We and all of our directors and officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their Class A common stock or securities convertible into or exchangeable for shares of Class A common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives of the underwriters. This agreement does not apply to any existing employee benefit plans and with respect to 692,767 shares of Class A common stock issuable upon the vesting of restricted stock units in the first quarter of 2017. See "Underwriting."

Conflicts of interest

Moelis & Company controls Moelis & Company LLC, a participating underwriter in this offering. Therefore, Moelis & Company LLC is deemed to have a "conflict of interest" within the meaning of Financial Industry Regulatory Authority, Inc. ("FINRA") Rule 5121(f)(5)(B). In addition, Moelis & Company and other affiliates of Moelis & Company LLC will be deemed to receive more than 5% of net offering proceeds and will have a "conflict of interest" pursuant to FINRA Rule 5121(f)(5)(C)(ii). This offering is being made in compliance with the requirements of FINRA Rule 5121. Because Moelis & Company LLC is not primarily responsible for managing this offering, pursuant to FINRA Rule 5121(a)(1)(A) and the securities offered have a bona fide public market, pursuant to Rule 5121(a)(1)(B), the appointment of a qualified independent underwriter is not necessary. Moelis & Company LLC will not confirm sales to discretionary accounts without the prior written approval of the customer. See "Underwriting."

Transfer agent and registrar	Computershare Trust Company, N.A.

Risk factors

In evaluating an investment in the shares of our Class A common stock, prospective investors should carefully consider the risk factors and other cautionary statements contained in this prospectus supplement, including those described under "Risk Factors" beginning on page S-14, as well as the risk factors described in Part I, Item 1A "Risk Factors" in our latest Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, along with the other information incorporated by reference into this prospectus supplement.

        The number of shares of our Class A common stock outstanding as of the date of this prospectus supplement excludes 33,715,525 shares of Class A common stock issuable in exchange for Group LP Class A partnership units and upon conversion of shares of our Class B common stock. If all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted, we would have 54,276,909 shares of Class A common stock outstanding as of the date of this prospectus supplement.

        Unless the context requires otherwise, in this prospectus supplement the number of shares of Class A common stock outstanding as of the date of this prospectus supplement:

  •
  excludes shares of Class A common stock reserved for issuance under our 2014 Omnibus Incentive Plan, including 2,767,460 shares issuable upon outstanding options with a weighted average exercise price of $21.95 and 8,508,070 shares issuable upon settlement of outstanding restricted stock units;

  •
  excludes 176,170 unvested restricted shares of our Class A common stock held by certain employees, which are treated by us as equivalents of restricted stock units; and

  •
  includes 121,560 shares of our Class A Common stock issuable upon exercise of nil-strike options held by certain non-U.S. employees, 27,325 of which nil-strike options will be purchased by us with a portion of the proceeds of this offering.

        Unless otherwise indicated, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

        Investing in our Class A common stock involves risk. See the risk factors described in our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and those contained in our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information." These risks could materially affect our business, financial condition or results of operations and cause the value of our securities, including our Class A common stock, to decline. These risks are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to the investor's own particular circumstances or generally. You could lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use the gross proceeds from our issuance and sale of 5,000,000 shares of Class A common stock (or 5,750,000 shares of Class A common stock if the underwriters exercise in full their option to purchase additional shares of Class A common stock) to purchase from certain holders (i) outstanding Class A partnership units in Group LP, (ii) outstanding shares of Class A common stock, (iii) units of an entity which holds Class A common stock and (iv) options to purchase shares of Class A common stock.

        Such purchases are expected to include an aggregate of 3,180,645 outstanding Class A partnership units in Group LP (or 3,666,284 outstanding Class A partnership units in Group LP if the underwriters exercise in full their option to purchase additional shares of Class A common stock) held by Kenneth Moelis, Navid Mahmoodzadegan, Jeffrey Raich, J. Richard Leaman III, Elizabeth Crain and Joseph Simon representing their pro rata portion of the outstanding Class A partnership units in Group LP to be purchased. Holders of the securities being purchased with the proceeds from this offering (including Kenneth Moelis, Navid Mahmoodzadegan, Jeffrey Raich, J. Richard Leaman III, Elizabeth Crain and Joseph Simon and certain of our other current Managing Directors) have agreed to reimburse us for their portion of the underwriting commissions payable in connection with this offering, which represents 100% of the underwriting commissions payable in connection with our issuance and sale of shares of Class A common stock.

        We are conducting this offering to facilitate organized liquidity in our Class A common stock and to increase the public float of our Class A common stock.

 DIVIDEND POLICY

        Subject to applicable law, we currently intend to continue to pay regular quarterly dividends. Any declaration and payment of future dividends to holders of our Class A common stock will be at the sole discretion of our board of directors and will depend on many factors, including our financial condition, earnings, cash flows, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our board of directors deems relevant.

        The following table sets forth the dividends per share of our Class A common stock we have declared in each of the quarterly periods of our fiscal years ended December 31, 2015 and 2016:

	Fiscal year ended December 31,
	2015	2016
First Quarter	$0.20	$1.10	(1)
Second Quarter	$0.20	$0.30
Third Quarter	$0.30	$0.32
Fourth Quarter	$0.30	$1.57	(2)

(1)
Represents a special dividend of $0.80 per share of Class A common stock in addition to a regular quarterly dividend of $0.30 per share of Class A common stock that our board of directors declared on February 8, 2016 and was paid on March 4, 2016 to stockholders of record on February 19, 2016.

(2)
Represents a special dividend of $1.25 per share of Class A common stock that our board of directors declared on December 13, 2016 payable on January 5, 2017 to stockholders of record on December 23, 2016 in addition to a regular quarterly dividend of $0.32 per share of Class A common stock that our board of directors declared on October 25, 2016 and was paid on December 7, 2016 to stockholders of record on November 22, 2016.

        On January 4, 2017, we declared a quarterly dividend of $0.37 per share on our Class A common stock, an increase of $0.05 per share on our regular quarterly dividend, payable on March 17, 2017 to holders of record of such Class A Common Stock outstanding at the close of business on March 3, 2017.

        Moelis & Company is a holding company and its only assets are its partnership interests in Group LP, its equity interest in the sole general partner of Group LP, Moelis & Company Group GP LLC, and its interests in its subsidiaries. Under Delaware law, dividends may be payable only out of surplus, which is calculated as our assets less our liabilities and our capital, or, if we have no surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. We intend to cause Group LP to make distributions to Moelis & Company in an amount sufficient to cover dividends, if any, declared by us. If Group LP makes such distributions, each other Group LP Class A unitholder will be entitled to receive equivalent distributions from Group LP on its units.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2016 on (i) an actual basis and (ii) on an as adjusted basis to give effect to the sale by the Company of 5,000,000 shares of Class A common stock in this offering and the application of the proceeds therefrom as described under "Use of Proceeds."

        You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes in our latest Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2016
(in thousands, except share amounts)	Actual	As Adjusted
Cash and cash equivalents(1)(2)	$202,611	$202,611

Accumulated other comprehensive income (loss)	(444)	(444)
Stockholders' equity:
Class A common stock, $0.01 par value (1,000,000,000 shares authorized, 20,894,035 issued and 20,532,287 outstanding, actual; 1,000,000,000 shares authorized, 25,547,200 issued and 25,185,452 outstanding, as adjusted)	209	256	(3)
Class B common stock, $0.01 par value (1,000,000,000 shares authorized, 31,138,193 issued and outstanding, actual; 1,000,000,000 shares authorized, 26,485,028 issued and outstanding, as adjusted)	311	264	(3)
Treasury stock, at cost, 361,748 shares as of September 30, 2016	(10,237)	(10,237)
Additional paid-in capital	256,531	280,228	(4)(5)
Retained earnings (accumulated deficit)	(37,596)	(37,596)
Noncontrolling interests	53,750	46,328	(5)

Total capitalization(1)(2)	$262,524	$278,799

(1)
These amounts do not reflect the payment of a special dividend of $1.25 per share of Class A common stock that our board of directors declared on December 13, 2016 payable on January 5, 2017 to stockholders of record on December 23, 2016 in addition to a regular quarterly dividend of $0.32 per share of Class A common stock that our board of directors declared on October 25, 2016 and was paid on December 7, 2016 to stockholders of record on November 22, 2016. Purchasers of shares of Class A common stock in this offering will not be entitled to these dividends.

(2)
These amounts do not reflect the payment of a regular quarterly dividend of $0.37 per share of Class A common stock that our board of directors declared on January 4, 2017 payable on March 17, 2017 to stockholders of record on March 3, 2017. Purchasers of shares of Class A common stock in this offering will be entitled to this dividend.

(3)
In connection with this offering, Moelis & Company will increase its ownership of Group LP by 4,653,165 Class A partnership units in Group LP and increase Class A common stock outstanding by 4,653,165 shares. Following each exchange of Class A partnership units for shares of Class A common stock, Partner Holdings will be required to surrender to Moelis & Company a corresponding number of shares of Class B common stock for conversion into Class A common stock at a ratio of .00055 to 1.

(4)
As adjusted additional paid-in capital reflects the net adjustment on deferred tax assets related to the difference in the tax basis in Group LP as compared to its GAAP carrying value, and the net effect of the Tax Receivable Agreement (as described in our most recent Annual Report on

  Form 10-K and Form 10-Q for the quarter ended September 30, 2016). The adjustment is calculated based on certain assumptions as if the offering was consummated on September 30, 2016, including an assumed share price of $34.00 per share, the official closing price of our Class A common stock on January 3, 2017, and the current enacted U.S. income tax rates and tax regulations. The adjustment does not reflect any activities occurring after September 30, 2016.

(5)
Reflects an adjustment to record the reallocation of total equity between Moelis & Company and noncontrolling interests.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of U.S. federal income tax consequences generally applicable to holders of Class A common stock that hold such shares as capital assets (generally, for investment). For purposes of this discussion, the term U.S. Holder means a holder of shares of Class A common stock that is for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the U.S.;

  •
  a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        A Non-U.S. Holder is any beneficial owner that for U.S. federal income tax purposes is not an entity classified as a partnership and is not a U.S. Holder.

        If a partnership or other pass-through entity holds Class A common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold Class A common stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and estate tax consequences of the purchase, ownership and disposition of Class A common stock.

        This summary does not consider specific facts and circumstances that may be relevant to a particular holder's tax position and does not consider the non-income tax consequences or the state, local or non-U.S. tax consequences of an investment in Class A common stock. It also does not apply to holders subject to special tax treatment under the U.S. federal income tax laws (including a dealer in securities or currencies, a financial institution, a regulated investment company, a real estate investment trust, an insurance company, a tax-exempt organization, a person holding Class A common stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of accounting for your securities, a person liable for alternative minimum tax, a person who owns 10% or more of our voting stock, a person that received its Class A common stock as compensation, a U.S. Holder whose "functional currency" is not the United States dollar, a controlled foreign corporation, a passive foreign investment company, or a former U.S. citizen). This summary is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, IRS rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

        The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of Class A common stock.

Taxation of Ownership of Class A Common Stock

U.S. Holders

  Dividends

        The gross amount of distributions on the Class A common stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includable in your gross income as ordinary income on the day actually or constructively received by you. Subject to certain limitations, dividends received by corporate U.S. Holders may be eligible for the dividends received deduction. In addition, subject to certain limitations, dividends received by noncorporate U.S. Holders are generally eligible for reduced qualified dividend rates of taxation.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of Class A common stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the Class A common stock), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

  Dispositions

        For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of a share of Class A common stock in an amount equal to the difference between the amount realized for the Class A common stock and your tax basis in such shares. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are generally taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

  Dividends

        Any dividend paid to a Non-U.S. Holder with respect to Class A common stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. If, however, the Non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the U.S., and that no withholding is required pursuant to FATCA (discussed below), the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30% "branch profits tax" unless you qualify for a lower rate under an applicable U.S. income tax treaty.

  Dispositions

        A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of Class A common stock unless:

  the gain is effectively connected with the Non-U.S. Holder's conduct of trade or business in the U.S. and, in some instances if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the tax year of the disposition and meets certain other conditions; or

  we are or have been a "U.S. real property holding corporation" ("USRPHC") under Section 897 of the Code during the applicable statutory period and the Non-U.S. Holder's shares in us represent more than 5% of the Class A common stock outstanding and are otherwise a "U.S. real property interest" under the Foreign Investment in Real Property Tax Act (and the Non-U.S. Holder is not eligible for any treaty exemption). We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

  Information Reporting and Backup Withholding

        You will generally be required to comply with certain certification procedures to establish that you are not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of Class A common stock. In addition, we are required to annually report to the IRS and you the amount of any distributions paid to you, regardless of whether we actually withheld any tax. Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

U.S. Federal Estate Taxes

        Class A common stock owned or treated as owned by an individual at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we, or the applicable withholding agent, will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in Class A common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

        Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our Class A common stock indicated in the following table.

Underwriters	Number of Shares of Class A common stock
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Moelis & Company LLC

Total	5,000,000

        The underwriters are committed to take and pay for all of the shares of Class A common stock being offered by us, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        The underwriters have an option to buy up to an additional 750,000 shares of Class A common stock from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of Class A common stock. Holders (including Kenneth Moelis, Navid Mahmoodzadegan, Jeffrey Raich, J. Richard Leaman III, Elizabeth Crain, Joseph Simon and certain of our other current Managing Directors) of the securities that we intend to purchase with the proceeds from our issuance and sale of shares of Class A common stock as described under "Use of Proceeds," have agreed to reimburse us for their portion of the underwriting commissions payable in connection with this offering, which represents 100% of the underwriting commissions payable in connection with our issuance and sale of shares of Class A common stock.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $            per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and to the underwriters' right to reject any order in whole or in part.

Lock-up Agreements

        We and all of our directors and officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their Class A common stock or securities convertible into or exchangeable for shares of Class A common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans and with respect to 692,767 shares of Class A common stock issuable upon the vesting of restricted stock units in the first quarter of 2017 (of which 425,097 shares are issuable to our directors, officers and other holders of securities being purchased with proceeds from this offering).

General

        The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares of Class A common stock offered.

        The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $            . The company has agreed to reimburse the underwriters for certain expenses in an amount not to exceed $20,000.

        The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

        Our Class A common stock is listed on the NYSE under the symbol "MC".

        In connection with the offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company's Class A common stock, and, together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        Moelis & Company controls Moelis & Company LLC, a participating underwriter in this offering. Therefore, Moelis & Company LLC is deemed to have a "conflict of interest" within the meaning of FINRA Rule 5121(f)(5)(B). In addition, Moelis & Company and other affiliates of Moelis & Company LLC will be deemed to receive more than 5% of net offering proceeds and will have a "conflict of interest" pursuant to FINRA Rule 5121(f) (5)(C)(ii). This offering is being made in compliance with the requirements of FINRA Rule 5121. Because Moelis & Company LLC is not primarily responsible for managing this offering, pursuant to FINRA Rule 5121(a)(1)(A) and the securities offered have a bona fide public market, pursuant to Rule 5121(a)(1)(B), the appointment of a qualified independent underwriter is not necessary. Moelis & Company LLC will not confirm sales to discretionary accounts without the prior written approval of the customer.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer of shares of Class A common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer of shares of Class A common stock to the public may be in that Relevant Member State at any time:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100, or if that Member State has implemented the relevant provision of Directive 2010/73/EU, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares of Class A common stock to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means

Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Canada

        The shares of our Class A common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The shares of Class A common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the "FIEA"). The securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any other applicable relevant laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriters are represented by Sullivan & Cromwell LLP in connection with this offering.

EXPERTS

        The consolidated and combined financial statements, and the related financial statement schedule, incorporated into this prospectus supplement by reference from Moelis & Company's Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We filed a registration statement on Form S-3 with the SEC with respect to the registration of the Class A common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Class A common stock we are offering by this prospectus supplement, and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1 800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with such requirements, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.

        The SEC allows us to "incorporate by reference" in this prospectus supplement the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus supplement, except as so updated or superseded. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein), prior to the termination of the offering under this prospectus supplement:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 14, 2016;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, filed on May 5, 2016, August 5, 2016 and November 3, 2016, respectively;

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  Current Reports on Form 8-K, filed on February 25, 2016, March 18, 2016, June 15, 2016, August 5, 2016 and December 13, 2016;

  •
  Those portions of our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2016, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015; and

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  Registration Statement on Form 8-A for registration of the Class A common stock under Section 12(b) of the Exchange Act, filed on April 11, 2014.

        We will provide, without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Moelis & Company, 399 Park Avenue, 5th Floor, New York, NY 10022. You also may contact us at (212) 883 3800 or visit the "Financial Reports & SEC Filings" of our Investor Relations website at http://investors.moelis.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to acquire our Class A common stock.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2016

PRELIMINARY PROSPECTUS

20,000,000 Shares

Class A Common Stock

        We may offer and sell shares of our Class A common stock from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering.

        We will provide the specific prices and terms of our Class A common stock in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        We may offer our Class A common stock through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. See "Plan of Distribution" herein.

        Our Class A common stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "MC." On December 15, 2016, the NYSE official closing price of our Class A common stock was $32.40 per share.

        We are an "emerging growth company" under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

        Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page 2 and in the applicable prospectus supplement before you make your investment decision.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        , 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC"). Under this process, we may sell from time to time our Class A common stock described in this prospectus. This prospectus only provides you with a general description of our Class A common stock that we may offer. Each time we sell our Class A common stock, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Class A common stock offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information."

        We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        In this prospectus, when we use the terms "Company," "we," "our," or "us," we mean Moelis & Company, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "intend," "predict," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as a prediction of future events. We are under no duty to and we do not undertake any obligation to update or review any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations whether as a result of new information, future developments or otherwise.

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MOELIS & COMPANY

        Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. With 17 offices located in North and South America, Europe, the Middle East, Asia and Australia, we advise clients around the world on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions and other corporate finance matters.

        Moelis & Company was incorporated in Delaware on January 9, 2014. Our principal executive offices are located at 399 Park Avenue, 5th Floor, New York, NY 10022, and our phone number is (212) 883-3800.

 RISK FACTORS

        Investing in our Class A common stock involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of our Class A common stock for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include working capital and the repurchase of securities held by our current or former employees, affiliates or other persons.

        Proceeds from the sale of our Class A common stock will be contributed to Group LP and used for the purposes described above pursuant to the amended and restated limited partnership agreement of Group LP (subject to the exceptions therein). See "Description of Capital Stock—Amended and Restated Limited Partnership Agreement of Group LP."

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. Capitalized terms used but not defined herein have the meanings ascribed to them in the amended and restated certificate of incorporation and the stockholders agreement, dated April 15, 2014, by and between the Registrant and Moelis & Company Partner Holdings LP ("Partner Holdings"), Kenneth Moelis, The Moelis Irrevocable Trust and The Moelis Family Trust.

        Our authorized capital stock consists of 1,000,000,000 shares of Class A common stock, par value $0.01 per share, 1,000,000,000 shares of Class B common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Class A Common Stock

        Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Class A stockholders are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares of Class A common stock and shares of Class B common stock, voting together as a single class. However, amendments to the amended and restated certificate of incorporation that would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares of the class affected by the amendment, voting as a separate class.

        Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A and Class B common stock will be entitled to receive our remaining assets available for distribution on a pro rata basis.

        Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

        Subject to the transfer restrictions set forth in the Moelis & Company Group LP ("Group LP") limited partnership agreement, holders of fully vested Group LP Class A partnership units (other than Moelis & Company) may exchange these units for shares of Class A common stock on a one-for-one basis or cash (based on the market price of the shares of Class A common stock) at Group LP's option, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

        Each share of Class B common stock may, at the option of the holders, be converted into Class A common stock, at a conversion rate determined based on the ratio of the subscription price for such shares to the initial public offering price of the Class A common stock.

Class B Common Stock

        For so long as the Class B Condition is satisfied, each share of our Class B common stock will entitle Partner Holdings to ten votes for each share held of record on all matters submitted to a vote of stockholders. After the Class B Condition ceases to be satisfied, each share of our Class B common stock will entitle Partner Holdings to one vote for each share held of record on all matters submitted to a vote of stockholders. Shares of our Class B common stock are not transferable. Our Class B stockholders will not be entitled to cumulate their votes in the election of directors.

        Holders of our Class B common stock will be entitled to receive dividends of the same type as any dividends payable on outstanding Class A common stock. Dividends on shares of Class B common stock will be calculated based on the applicable subscription amount such that the aggregate dividends payable with respect to Class B common stock will equal the dividends payable with respect to an equivalent dollar amount of Class A common stock. The holders of our Class B common stock are entitled to receive, on a pari passu basis with the holders of our Class A common stock, such dividend or other distribution when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Each share of Class B common stock may, at the option of Partner Holdings, be converted into Class A common stock, at a conversion rate determined based on the ratio of the subscription price for such shares to the initial public offering price of the Class A common stock.

        Holders of our Class B common stock do not have preemptive or subscription rights.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any series of preferred stock, the terms and rights of that series, including:

  •
  the designation of the series;

  •
  the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

  •
  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

  •
  the dates at which dividends, if any, will be payable;

  •
  the redemption rights and price or prices, if any, for shares of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

  •
  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of the series.

        We may issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances of capital stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Forum Selection Clause

        Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the "DGCL") or our amended and restated certificate of incorporation or amended and restated bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision. This choice of forum provision limits a stockholder's ability to bring a claim in another judicial forum, including in a judicial forum that it may find favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Anti-Takeover Effects of Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and the Stockholders Agreement

        Our amended and restated certificate of incorporation and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless the takeover or change in control is approved by our board of directors. These provisions include the following:

        Our amended and restated certificate of incorporation provides that stockholder action may be taken by written consent in lieu of a meeting for so long as the Class B Condition is satisfied. After the

Class B Condition ceases to be satisfied, stockholders will no longer have the ability to consent in writing to the taking of any action so that stockholder action may be taken only at an annual or special meeting of stockholders.

        Our amended and restated certificate of incorporation provides that, except as otherwise required by law, special meetings of our stockholders can only be called by our Chief Executive Officer, pursuant to a resolution adopted by a majority of our board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, or by the chairman of our board of directors. Notwithstanding the foregoing, for so long as the Class B Condition is satisfied, stockholders collectively holding at least a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors may call a special meeting. After the Class B Condition ceases to be satisfied, stockholders will no longer have the ability to call a special meeting.

        In addition, we are party to a stockholders agreement with Partner Holdings. Under this agreement, Partner Holdings has the right to designate a number of designees to our board of directors equal to a majority of the board of directors so long as the Class B Condition is satisfied. After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, Partner Holdings has the right to designate a number of designees to our board of directors equal to one quarter of the board of directors. As long as the Class B Condition or the Secondary Class B Condition is satisfied, Partner Holdings retains the right to remove any director previously designated by it.

        In addition, there is no cumulative voting in the election of directors and our amended and restated certificate of incorporation provides that directors may be removed, with or without cause, only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote; provided, however, that for so long as the Class B Condition is satisfied, directors may be removed, with or without cause, with the affirmative vote of a majority of the voting interest of stockholders entitled to vote.

        The foregoing provisions of our amended and restated certificate of incorporation and bylaws and the stockholders agreement could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Amended and Restated Limited Partnership Agreement of Group LP

        We operate our business through Group LP and its subsidiaries. Through our control of the general partner of Group LP, we have unilateral control (subject to the consent of Partner Holdings on various matters) over the affairs and decisions of Group LP. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of Group LP and the day-to-day management of Group LP's business.

  Coordination of Moelis & Company and Group LP

        At any time we issue a share of Class A common stock for cash, unless we use the proceeds for certain specified permitted purposes (including the acquisition Group LP Class A partnership units or other property), the proceeds received by us will be promptly transferred to Group LP, and Group LP will issue to us one of its Group LP Class A partnership units. At any time we issue a share of Class A common stock pursuant to our equity incentive plan we will contribute to Group LP all of the proceeds that we receive (if any), and Group LP will issue to us one of its Group LP Class A partnership units, having the same restrictions, if any, attached to the shares of Class A common stock issued under the equity incentive plan. Conversely, if we redeem or repurchase any of our shares of Class A common stock, Group LP will, immediately prior to our redemption or repurchase, redeem or repurchase an equal number of Group LP Class A partnership units held by us, upon the same terms and for the same price, as the shares of Class A common stock are redeemed or repurchased. We can only redeem or repurchase shares of Class A common stock if Group LP first redeems or repurchases an equivalent amount of Group LP Class A partnership units that we hold.

  Exchange Rights

        Subject to the terms and conditions of the Group LP amended and restated limited partnership agreement and the lock-up restrictions described below, each Group LP Class A unitholder (except for us) has the right to exchange Group LP Class A partnership units, either for shares of our Class A common stock on a one-for-one basis, or cash (based on the market price of the shares of Class A common stock), at Group LP's option. If Group LP chooses to exchange such units for our Class A common stock, we will deliver an equivalent number of shares of Class A common stock to Group LP for further delivery to the exchanging holder and receive a corresponding number of newly issued Group LP Class A partnership units. The exchanging holder's surrendered Group LP Class A partnership units will be cancelled by Group LP. As Group LP Class A unitholders exchange their Group LP Class A partnership units, our percentage of economic ownership of Group LP will be correspondingly increased. Following each such exchange, Partner Holdings will be required to surrender to us a corresponding number of shares of Class B common stock, and each such share will be converted into approximately 0.00055 shares of Class A common stock, which will be delivered to Partner Holdings. Group LP will also convert an equivalent number of Class B partnership units held by us into Class A partnership units based on the same conversion rate.

        Group LP Class A partnership units and Class A common stock held by our Managing Directors (including through Partner Holdings) are subject to lock-up agreements for four years from the date of our initial public offering. After this period, Group LP Class A partnership units held by a Managing Director will become exchangeable into Class A common stock or cash as described above and our Class A common stock held by a Managing Director will become transferable, in each case in three equal installments on each of the fourth, fifth and sixth anniversary of our initial public offering. If a Managing Director terminates his or her employment with the Company prior to the end of the lock-up period, the Company will be entitled to extend the lock-up period until up to the tenth anniversary of our initial public offering. We may waive the transfer and exchange restrictions set forth in the Group LP amended and restated limited partnership agreement, including in connection with an offering of shares of our Class A common stock by our Managing Directors. In addition, these restrictions cease to apply upon the death or termination of employment by us due to disability of the applicable Managing Director with respect to such Managing Director's Group LP Class A partnership units.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of U.S. federal income tax consequences generally applicable to holders of Class A common stock that hold such shares as capital assets (generally, for investment). For purposes of this discussion, the term U.S. Holder means a holder of shares of Class A common stock that is for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the U.S.;

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  a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        A Non-U.S. Holder is any beneficial owner that for U.S. federal income tax purposes is not an entity classified as a partnership and is not a U.S. Holder.

        If a partnership or other pass-through entity holds Class A common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold Class A common stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and estate tax consequences of the purchase, ownership and disposition of Class A common stock.

        This summary does not consider specific facts and circumstances that may be relevant to a particular holder's tax position and does not consider the non-income tax consequences or the state, local or non-U.S. tax consequences of an investment in Class A common stock. It also does not apply to holders subject to special tax treatment under the U.S. federal income tax laws (including a dealer in securities or currencies, a financial institution, a regulated investment company, a real estate investment trust, an insurance company, a tax-exempt organization, a person holding Group LP Class A partnership units or Class A common stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of accounting for your securities, a person liable for alternative minimum tax, a person who owns 10% or more of our voting stock, a person that received its Group LP Class A partnership units or Class A common stock as compensation, a person whose "functional currency" is not the United States dollar, a controlled foreign corporation, a passive foreign investment company, or a former U.S. citizen). This summary is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, IRS rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

        The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of Class A common stock.

Taxation of Ownership of Class A Common Stock

U.S. Holders

  Dividends

        The gross amount of distributions on the Class A common stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includable in your gross income as ordinary income on the day actually or constructively received by you. Subject to certain limitations, dividends received by corporate U.S. Holders may be eligible for the dividends received deduction. In addition, subject to certain limitations, dividends received by noncorporate U.S. Holders are generally eligible for reduced qualified dividend rates of taxation.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of Class A common stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the Class A common stock), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

  Dispositions

        For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of a share of Class A common stock in an amount equal to the difference between the amount realized for the Class A common stock and your tax basis in such shares. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are generally taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

  Dividends

        Any dividend paid to a Non-U.S. Holder with respect to Class A common stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. If, however, the Non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the U.S., the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30% "branch profits tax" unless you qualify for a lower rate under an applicable U.S. income tax treaty.

  Dispositions

        A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of Class A common stock unless:

  the gain is effectively connected with the Non-U.S. Holder's conduct of trade or business in the U.S. and, in some instances if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the tax year of the disposition and meets certain other conditions; or

  we are or have been a "U.S. real property holding corporation" ("USRPHC") under Section 897 of the Code during the applicable statutory period and the Non-U.S. Holder's shares in us represent more than 5% of the Class A common stock outstanding and are otherwise a "U.S. real property interest" under the Foreign Investment in Real Property Tax Act (and the Non-U.S. Holder is not eligible for any treaty exemption). We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

  Information Reporting and Backup Withholding

        You will generally be required to comply with certain certification procedures to establish that you are not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of Class A common stock. In addition, we are required to annually report to the IRS and you the amount of any distributions paid to you, regardless of whether we actually withheld any tax. Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

U.S. Federal Estate Taxes

        Class A common stock owned or treated as owned by an individual at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Accordingly, the entity through which Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, Class A common stock held by an investor that is a non-financial non- U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in Class A common stock.

 PLAN OF DISTRIBUTION

        The Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

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  to or through underwriters or dealers;

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  directly to one or more purchasers, including our affiliates;

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  through agents or dealers;

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  through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  through a combination of any of these methods of sale; or

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  through any other method permitted pursuant to applicable law.

        The prospectus supplements relating to an offering of our Class A common stock will set forth the terms of such offering, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the offered shares and the proceeds to us from the sale;

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  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

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  any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered shares may be listed.

        Any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If underwriters are used in the sale, the underwriters will acquire the offered shares for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered shares may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such shares if any are purchased.

        In connection with underwritten offerings of the offered shares and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

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  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If a dealer is used in the sale, we will sell such offered shares to the dealer, as principal. The dealer may then resell the offered shares to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A. The transfer agent's address is 144 Fernwood Avenue, Edison, NJ 08837.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "MC."

 LEGAL MATTERS

        Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

        The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Moelis & Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We filed a registration statement on Form S-3 with the SEC with respect to the registration of the Class A common stock offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Class A common stock we are offering by this prospectus, any accompanying prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1 800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with such requirements, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered accounting firm.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus and any accompanying prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of the prospectus and any accompanying prospectus supplement and before the date that the offerings of the Class A common stock by means of this prospectus and any accompanying prospectus supplement are terminated, will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus and any accompanying prospectus supplement.

        We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents or information filed with the SEC:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 14, 2016;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, filed on May 5, 2016, August 5, 2016 and November 3, 2016;

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  Current Reports on Form 8-K, filed on March 18, 2016, June 15, 2016, August 5, 2016 and December 14, 2016;

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  Those portions of our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2016, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015;

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  Registration Statement on Form 8 A for registration of the Class A common stock to section 12(b) of the Exchange Act, filed on April 11, 2014; and

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  All other documents filed by Moelis & Company under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

        We will provide, without charge to each person, including any beneficial owner, to whom this prospectus and any accompanying prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus and any accompanying prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Moelis & Company, 399 Park Avenue, 5th Floor, New York, NY 10022. You also may contact us at (212) 883 3800 or visit the "Financial Reports & SEC Filings" of our Investor Relations website at http://investors.moelis.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus or any accompanying prospectus supplement, and you should not rely on any such information in making your decision whether to acquire our Class A common stock.

5,000,000 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.	Morgan Stanley
Moelis & Company

                , 2017